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EXHIBIT 10 (P)
Separation Agreement dated May 11, 2000 between Registrant and G. Richard Thoman, former President and Chief Executive Officer of Registrant.


                             THE DOCUMENT COMPANY
                                    XEROX

Paul A. Allaire
Chairman of the Board
Xerox Corporation
800 Long Ridge Road
Stamford, CT 06904
(203) 968-4515

May 11, 2000

Mr. G. Richard Thoman
28 Fox Run Lane
Greenwich, CT 06831

Dear Rick:

The following information summarizes the arrangements for your separation from Xerox Corporation (the Company) subject to approval by the Board of Directors or the Executive Compensation and Benefits Committee commencing May 11, 2000.

If you obtain employment as an employee of, or consultant to, another firm or corporation (other than the Company or an affiliate) that is a direct competitor of the Company in any business presently engaged in by the Company or in which the Company as of the date hereof may reasonably be expected to engage in the future, or is or may become such a competitor indirectly through a partnership, joint venture or other business arrangement with, or as a supplier or consultant to, such a direct competitor ("Competitor"), the stock options both vested and non-vested specified in the table below under Options and Rights (the "Stock Options") will be cancelled immediately. However, if the Company advises you in advance in writing that in its reasonable judgment such other firm or corporation is not a Competitor, the remaining salary continuance will continue to be paid. We will provide notice to you upon your request as to the competitive nature of a prospective employer.

The Company may cancel the Stock Options in the event you disclose confidential business information or if you publicly make any derogatory or disparaging statements about the Company, its management or its business. The Company agrees not to publicly make any derogatory or disparaging statements about you.

BONUS
You will receive $375,000 as a prorated 2000 bonus in February 2001.

OTHER COMPENSATION
You will receive a cash payment of $200,000 in lieu of continuation of life insurance benefits. Payment will be made as soon as administratively possible.

OPTIONS AND RIGHTS
Summarized below are the relevant provisions that apply to your long-term incentive awards, profit sharing and savings accounts, pension benefits, life insurance benefits and other benefits arrangements. In case of inconsistencies between this summary and the relevant plan, the terms of the plan will govern.

Grant Date    Grant     Amount      Vesting*              Expiration Date*
              Price     Remaining

N/Q Stock
Options:

6/11/97       $34.8125  1,000,000   480,000 (Now)         12/31/04
(Sign-on)                           260,000 on 1/1/2001   Options
                                    260,000 on 1/1/2002   exercisable for
                                                          balance of term

6/11/97       $34.8125    100,540   100,540 (Now)         12/31/04
(Sign-on)                                                 Options
                                                          exercisable for
                                                          balance of term

12/31/97      $36.7032    400,512   264,335 (Now)         12/31/05
(LEEP)                              136,177 on 1/1/2001   Options
                                                          exercisable for
                                                          balance of term

10/12/98      $46.8750    171,648   114,432 (Now)         12/31/08
(LEEP)                               57,216 on 1/1/2001   Options
                                                          exercisable for
                                                          balance of term

12/7/98       $54.8594    163,480    81,740 (Now)         2/26/09
(LEEP)                               81,740 on 1/1/2001   Options
                                                          exercisable for
                                                          balance of term

1/1/99        $59.4375      1,374       458 (Now)         12/31/06
(Profit                                 458 on 1/1/01     Options
Sharing)                                458 on 1/1/02     exercisable for
                                                          balance of term

9/9/99        $47.50       42,188    42,188 on 3/1/03     12/31/09
(Bonus)                                                   Options
                                                          exercisable for
                                                          balance of term

10/11/99      $25.3755    250,000   125,000 on 10/11/03   12/31/09
(Retention)                         125,000 on 6/25/04    Options
                                                          exercisable for
                                                          balance of term

2/7/00        $21.7812    100,000   100,000 on 1/1/02     12/31/09
(Retention)                         if meets targets,     Options
                                    or 1/1/05 if not      exercisable for
                                                          balance of term

Total                   2,229,742

Incentive
Stock
Rights:

6/11/97                    80,000    40,000 on 1/1/01
(Sign on)                            40,000 on 1/1/02

Total                      80,000


Note: Subject only to the second and third paragraphs of this letter (relating to competition with the Company, disclosure of confidential business information or publicly making derogatory or disparaging statements about the Company), by reason of your separation from the Company, all of your options as set forth in the table above will continue to vest on the dates provided (subject to no other conditions) and will be exercisable until their expiration dates as set forth in such table.

PROFIT SHARING AND SAVINGS ACCOUNT
As you know, under relevant plan provisions, you have choices available regarding the continued investment of your account balances and the time and form of distribution. A calculation of your account balances will be completed at the end of your salary continuance period at which time you will have the opportunity to elect how and when the proceeds will be distributed.

RETIREMENT BENEFIT
You will be entitled to an annual retirement benefit of $800,000 commencing as of the date hereof. The form of benefit is 100% joint and survivor meaning that your wife will continue to receive this benefit after your death.

MEDICAL, DENTAL AND OTHER BENEFITS
You will be entitled to retiree medical and dental coverage under the Mid-Career Hire Executive Retirement Program commencing the date hereof.

LIFE INSURANCE
Your Contributory Life Insurance coverage of $3,000,000 will terminate on the date of this agreement. Upon termination of the Plan Agreement in accordance with the terms of the Contributory Life Insurance Plan, the Company will recover its cumulative premiums paid into the Contributory Life Insurance Plan, plus an amount for administrative expenses as stated in the Plan Agreement. At that time you will become sole owner of the policy along with any remaining cash value, with the option to continue the coverage at your own expense.

DEFERRED COMPENSATION PLAN
Your deferred compensation accounts will be paid out in accordance with the terms of the plan. You will receive the proceeds in early July. The balance of your accounts as of May 8, 2000 was $13,022,591 which is subject to fluctuation based upon hypothetical investment results through the date of distribution.

OTHER ARRANGEMENTS

You will be paid for any accrued and unused vacation upon commencement of salary continuance. You will not accrue any further vacation during salary continuance.

Your company financial counseling program will be continued through the end of 2000.

Tax preparation will be extended through 2001 for the 2000 tax year.

The Executive Expense Allowance payment has been made in 2000. You will not be entitled to any future Executive Expense Allowance payments while on salary continuance.

You will be eligible for your 2000 physical under the Executive Physical program.

The company will provide you with an office and administrative support at First Stamford Place for 2 years, commencing May 15, 2000.

INDEMNITY
You will be entitled to be indemnified with respect to all periods of your service as a director or officer of the Company or any of its subsidiaries in accordance with 1) the provisions of Sections 721 through 725 of the Business Corporation Law of the State of New York and provisions of California Labor Code Section 2802 2) Section 2 of Article VIII of the by-laws of the Company as in effect on the date hereof and 3) the Company directors and officers liability insurance policies with Federal Insurance Company, National Union Fire Insurance Company of Pittsburgh P.A., Reliance Insurance Company, Chubb Atlantic Ltd., Gulf Insurance Company and A.C.E. Insurance, Ltd., including, without limitation, In re Xerox Securities Litigation, 3:99-CV-2374(AWT) pending in the United States District Court for the District of Connecticut.

RELEASE
This agreement shall not become effective until you execute and delivery to the Company the release in the form attached. This agreement supercedes any prior agreements between you and the Company with respect to your separation from the Company.

COOPERATION IN LITIGATION
You will cooperate fully with the Company and its counsel in any litigation that arises out of or is related to your service with the Company or any of its subsidiaries, or in which you are named as a party. That cooperation includes making yourself available for reasonable periods of time upon reasonable notice for consultation with the Company's counsel in any such litigation and to provide testimony before or during any trial.

DIRECTOR/OFFICER STATUS
You hereby withdraw your nomination for election as a Director of the Company at the Annual Meeting of Shareholders scheduled to be held on May 18, 2000, or any adjournment thereof, and hereby decline to serve as a Director.

Concurrently herewith you are executing your resignation as a Director and Officer of the Company and as a director or officer of any subsidiary or affiliate of the Company in which you serve in such capacity, effective on the date hereof.

Sincerely,


/s/ PAUL A. ALLAIRE
----------------------------
Paul A. Allaire

PAA/crl

                                          AGREED AND ACCEPTED


                                            /s/ G. RICHARD THOMAN
                                          -------------------------
                                          G. Richard Thoman